EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-43929, as amended, 2-90123, as amended, 2-97450, as amended, 33-3718, as amended, 33-8003, 33-14116, 333-37353, 33-39280, 33-40598, 333-03609, 333-32853, 333-32851, 333-41464, 333-98197, 333-11355, as amended, and 333-115837) and Form S-3 (Nos. 33-46194, 333,22041, 333-43133, 333-43983, 333-57512, and 333-71468) of Caterpillar Inc. of our report dated February 24, 2005, except as to the effects of the stock split discussed in Note 1, the reclassifications of amounts for changes in reportable segments discussed in Note 25, and the subsequent events discussed in Note 28, as to which the date is August 4, 2005, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
August 4, 2005